Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com
Progressive is scheduled to hold a one-hour conference call to address questions on Friday, August 8, 2008, at 9:00 a.m. eastern time, subsequent to the posting of our Shareholders’ Report online and the filing of our Quarterly Report on Form 10-Q with the SEC. Registration for the teleconference and webcast is available at http://investors.progressive.com/events.aspx.
PROGRESSIVE REPORTS JUNE RESULTS
MAYFIELD VILLAGE, OHIO — July 10, 2008 — The Progressive Corporation today reported the following results for June and second quarter 2008:

	Month			Quarter
(millions, except per share
amounts and ratios)	2008	2007	Change	2008	2007	Change
Net premiums written	$1,046.6	$1,056.6	(1)%	$3,510.7	$3,558.7	(1)%
Net premiums earned	$1,049.6	$1,076.6	(3)%	$3,411.2	$3,509.2	(3)%
Net income	$27.3	$65.4	(58)%	$215.5	$283.7	(24)%
Per share	$.04	$.09	(55)%	$.32	$.39	(18)%
Pretax net realized gains (losses) on securities	$(53.3)	$(10.0)	433%	$(44.6)	$(6.6)	576%

Combined ratio	97.0	95.7	1.3 pts.	93.6	92.3	1.3 pts.
Average diluted equivalent shares	673.5	726.9	(7)%	673.7	729.5	(8)%

	June	June
(in thousands)	2008	2007	Change
Policies in Force
Total Personal Auto	7,127.9	7,052.4	1%
Total Special Lines	3,328.7	3,081.7	8%
Total Commercial Auto	556.8	534.2	4%
Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses.
See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
June 2008
(millions – except per share amounts)
(unaudited)

	Current
	Month	Comments on Monthly Results[1]
Net premiums written	$1,046.6

Revenues:
Net premiums earned	$1,049.6
Investment income	64.9
Net realized gains (losses) on securities	(53.3)	Includes $40.8 million of write-downs on securities determined to have had other-than-temporary declines in market value.
Service revenues	1.2

Total revenues	1,062.4

Expenses:
Losses and loss adjustment expenses	790.7
Policy acquisition costs	104.8
Other underwriting expenses	122.8
Investment expenses	1.0
Service expenses	1.5
Interest expense	11.4

Total expenses	1,032.2

Income before income taxes	30.2
Provision for income taxes	2.9

Net income	$27.3

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	666.8

Per share	$.04

Diluted:
Average shares outstanding	666.8
Net effect of dilutive stock-based compensation	6.7

Total equivalent shares	673.5

Per share	$.04

[1]	See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2007 audited consolidated financial statements included in our 2007 Shareholders’ Report, which can be found at www.progressive.com/annualreport.
The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	(1.0)%
Common stocks	(8.3)%
Total portfolio	(2.2)%

Pretax recurring investment book yield	5.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
June 2008 Year-to-Date
(millions – except per share amounts)
(unaudited)

	Year-to-Date
	2008	2007	% Change
Net premiums written	$7,001.1	$7,205.4	(3)

Revenues:
Net premiums earned	$6,801.2	$7,003.0	(3)
Investment income	325.1	330.9	(2)
Net realized gains (losses) on securities	(12.4)	16.7	NM
Service revenues	8.6	12.1	(29)

Total revenues	7,122.5	7,362.7	(3)

Expenses:
Losses and loss adjustment expenses	4,955.3	4,888.9	1
Policy acquisition costs	680.2	710.4	(4)
Other underwriting expenses	763.8	767.1	0
Investment expenses	4.4	7.4	(41)
Service expenses	10.5	9.9	6
Interest expense	68.6	39.4	74

Total expenses	6,482.8	6,423.1	1

Income before income taxes	639.7	939.6	(32)
Provision for income taxes	184.8	292.4	(37)

Net income	$454.9	$647.2	(30)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	669.5	729.7	(8)

Per share	$.68	$.89	(23)

Diluted:
Average shares outstanding	669.5	729.7	(8)
Net effect of dilutive stock-based compensation	6.0	7.6	(21)

Total equivalent shares	675.5	737.3	(8)

Per share	$.67	$.88	(23)

NM =	Not Meaningful
The following table sets forth the investment results for the year-to-date period:

	2008	2007
Fully taxable equivalent total return:
Fixed-income securities	(.5)%	2.1%
Common stocks	(11.2)%	7.5%
Total portfolio	(2.2)%	3.0%

Pretax recurring investment book yield	4.8%	4.7%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
June 2008
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines Business			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$571.0	$337.7	$908.7	$136.1	$1.8	$1,046.6
% Growth in NPW	(3)%	5%	0%	(8)%	NM	(1)%
Net Premiums Earned	$567.4	$343.6	$911.0	$137.0	$1.6	$1,049.6
% Growth in NPE	(4)%	2%	(2)%	(5)%	NM	(3)%

GAAP Ratios
Loss/LAE ratio	77.9	72.1	75.7	73.0	NM	75.3
Expense ratio	21.9	21.5	21.8	20.8	NM	21.7

Combined ratio	99.8	93.6	97.5	93.8	NM	97.0

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(3.1)
Current accident year						(.4)

Calendar year actuarial adjustment	$.9	$.3	$1.2	$(4.9)	$.2	$(3.5)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(3.1)
All other development						.1

Total development						$(3.0)

Calendar year loss/LAE ratio						75.3

Accident year loss/LAE ratio						75.0

Statutory Ratios
Loss/LAE ratio						75.3
Expense ratio						22.1

Combined ratio						97.4

[1]	Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting loss of $.3 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of losses in, such businesses.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
June 2008 Year-to-Date
($ in millions) (unaudited)
Year-to-Date

				Commercial
	Personal Lines Business			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$3,777.1	$2,278.3	$6,055.4	$936.6	$9.1	$7,001.1
% Growth in NPW	(4)%	2%	(2)%	(6)%	NM	(3)%
Net Premiums Earned	$3,694.0	$2,207.1	$5,901.1	$890.0	$10.1	$6,801.2
% Growth in NPE	(5)%	1%	(3)%	(4)%	NM	(3)%

GAAP Ratios
Loss/LAE ratio	73.0	73.1	73.0	72.0	NM	72.9
Expense ratio	21.4	20.8	21.2	21.3	NM	21.2

Combined ratio	94.4	93.9	94.2	93.3	NM	94.1

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(33.6)
Current accident year						5.4

Calendar year actuarial adjustment	$(6.8)	$(3.8)	$(10.6)	$(17.8)	$.2	$(28.2)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(33.6)
All other development						(4.8)

Total development						$(38.4)

Calendar year loss/LAE ratio						72.9

Accident year loss/LAE ratio						72.3

Statutory Ratios
Loss/LAE ratio						72.9
Expense ratio						21.1

Combined ratio						94.0

Statutory Surplus						$4,889.1

NM = Not Meaningful

	June	June
Policies in Force	2008	2007	Change
(in thousands)
Agency — Auto	4,411.2	4,516.0	(2)%
Direct — Auto	2,716.7	2,536.4	7%
Special Lines[3]	3,328.7	3,081.7	8%

Total Personal Lines Business	10,456.6	10,134.1	3%

Commercial Auto Business	556.8	534.2	4%

[1]	The other businesses generated an underwriting profit of $.2 million.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

[3]	Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles and similar items, as well as a personal umbrella product.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions – except per share amounts)
(unaudited)

June
2008
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $9,406.2)	$9,212.9
Equity securities:
Preferred stocks[2] (cost: $2,741.8)	2,210.5
Common equities (cost: $1,310.8)	2,039.4
Short-term investments (amortized cost: $513.2)	513.2

Total investments[3]	13,976.0
Net premiums receivable	2,515.5
Deferred acquisition costs	446.2
Other assets	1,976.7

Total assets	$18,914.4

Unearned premiums	$4,403.6
Loss and loss adjustment expense reserves	6,000.6
Other liabilities[3]	1,530.0
Debt	2,174.7
Shareholders’ equity	4,805.5

Total liabilities and shareholders’ equity	$18,914.4

Common Shares outstanding	675.4
Shares repurchased – June	.9
Average cost per share	$19.91
Book value per share	$7.12
Trailing 12-month return on average shareholders’ equity	19.5%
Net unrealized pretax gains on investments	$23.7
Increase (decrease) from May 2008	$(334.4)
Increase (decrease) from December 2007	$(691.7)
Debt-to-total capital ratio	31.2%
Fixed-income portfolio duration	3.0 years
Weighted average credit quality	AA-
Year-to-date Gainshare factor	.70

[1]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $266.1 million.

[2]	As of June 30, 2008, we held certain hybrid securities and recognized a change in fair value of $19.7 million as a realized loss during the period we held these securities.

[3]	Includes net unsettled security transactions of $52.2 million.

Monthly Commentary
•	In both June and the second quarter 2008, our companywide combined ratio increased approximately 2 points from weather-related catastrophe losses, almost three times greater than the same periods last year.

•	Losses for our special lines products, which include motorcycles, boats and recreational vehicles, are seasonal in nature given their greater usage in the warmer-weather months. For June, this contributed an incremental 2 points to the Personal Lines Business combined ratio.

•	Included in net realized gains (losses) on securities for the month were $40.8 million of write downs on securities determined to have had “other-than-temporary” declines in market value as of June 30, 2008. The write downs included $25.5 million in a preferred stock security, $10.9 million of fixed-maturity asset-backed securities and $4.4 million of common equities. For each of these securities, we determined that fundamental issues exist for the issuer in addition to the effects of current market conditions, and it is not clear at this time that we will hold these securities for a period of time necessary to recover a substantial portion of the declines in value. A discussion of our “Critical Accounting Policy: Other-than-Temporary Impairment” can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included in our Annual Report on Form 10-K for the year ended December 31, 2007.
About Progressive
The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle and personal watercraft policies and a market leader in commercial auto insurance based on premiums written.
Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and products that meet drivers’ needs throughout their lifetimes, superior online and in-person customer service, and best-in-class, 24-hour claims service, including its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.
Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. To find an agent or to get a quote, go to www.progressive.com.
The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit www.progressive.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.